Exhibit 21
                                                            ==========

    ANCHOR NATIONAL LIFE INSURANCE COMPANY AND CONSOLIDATED SUBSIDIARIES

                            LIST OF SUBSIDIARIES

List of subsidiaries and certain other affiliates with percentage of voting securities owned by Anchor National Life Insurance Company or the Company's subsidiary which is the immediate parent.

                                                     PERCENTAGE OF VOTING
                                                     SECURITIES OWNED BY THE
                                                     COMPANY OR ITS
                                                     SUBSIDIARY WHICH IS THE
NAME OF COMPANY                                      IMMEDIATE PARENT
---------------                                      ------------------------

CALIFORNIA CORPORATIONS:
    SAM Holdings Corporation                                     100
    Sun Royal Holdings Corporation                               100

DELAWARE CORPORATIONS:
    Capitol Life Mortgage Corp.                                  100
    Royal Alliance Associates, Inc.                              100
    SAAMSUN Holding Corp.                                        100
    SunAmerica Asset Management Corp.                            100
    SunAmerica Capital Services, Inc.                            100

MARYLAND CORPORATIONS:
    Anchor Investment Adviser, Inc.                              100

MASSACHUSETTS BUSINESS TRUSTS:
    Anchor Pathway Fund*                                         100
    Anchor Series Trust*                                         100
    SunAmerica Series Trust*                                     100



* Shares of these entities are owned by a separate account of Anchor National Life Insurance Company.